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                                                                   Exhibit 21.1


                                  SUBSIDIARIES


                             Kevco Management, Inc.,
                             a Delaware corporation

                              Kevco Holding, Inc.,
                             a Delaware corporation

                                 Kevco GP, Inc.,
                             a Delaware corporation

                               DCM Delaware, Inc.,
                             a Delaware corporation

                             Kevco Components, Inc.,
                             a Delaware corporation

                           Kevco Manufacturing, L.P.,
                         a Delaware limited partnership

                            Kevco Distribution, L.P.,
                         a Delaware limited partnership